Acceptance Agreement

No.(2008)210

Applicant: Changxing Chisen Electric Co., Ltd.

Acceptance Bank: Industrial Bank Co., Ltd. Hangzhou Branch

Signing Place: Hangzhou

WHEREAS,

The Applicant applies to the Acceptance Bank for acceptance draft, and after consultation, both parties hereby enter into this Agreement to evidence the aforesaid.

NOW IT IS agreed as follows:

1.	This Agreement shall have a credit of twenty million Yuan Renminbi and have a validity from August 20th, 2008 through August 20th, 2009.

2.	Description of Acceptance Draft

Payer’s name: Changxing Chisen Electric Co., Ltd.
Opening bank: Industrial Bank Yuhang Branch
Account No.: 357950100100034064
Draft No.:
Signing date: August 25th, 2008

Payee’s name: Jiangsu Xiangfa Electronic Power Co., Ltd.
Opening bank: China Construction Bank Yutai Branch
Account No.: 32001728036052502278
Draft amount: RMB10 million
Maturity date: February 25th, 2009

Payer’s name: Changxing Chisen Electric Co., Ltd.
Opening bank: Industrial Bank Yuhang Branch
Account No.: 357950100100034064
Draft No.: 00833122
Signing date: August 25th, 2008

Payee’s name: Jiangsu Xiangfa Electronic Power Co., Ltd.
Opening bank: China Construction Bank Yutai Branch
Account No.:32001728036052502278
Draft amount: RMB10 million
Maturity date: February 25th, 2009

3.	The Applicant shall pay in full the money payable to the acceptance bank prior to the maturity date.

4.	The acceptance expense shall be charged according to 0.05% of face value and shall be paid in a lump sum.

5.
Any dispute in connection with the acceptance draft shall be settled solely by the payer and the payee. Notwithstanding any dispute, and money borne in the draft shall be paid pursuant to section 3 hereof.

6.
Provided that the Applicant fails to pay the money payable in full on the maturity date, the Acceptance Bank shall be entitled to collect penalty interest of 0.05% of total arrears for each day of default.

7.	Security Agreements:

(1) No. Yuzhigaobao(2008)040 Maximum Security Agreements of Industrial Bank, Sponsor : Zhejiang Changsheng Glass Co., Ltd. Security Type : Guarantee
(2) No.Yuzhidiya (2008)019 Maximum Mortgage Agreements of Industrial Bank Sponsor : Changxing Chisen Electric Co., Ltd. Security Type : Mortgage
(3) No. Yuzhibaozheng(2008)181 Personal Guarantee Acknowledgment of Industrial Bank, Sponsor : Xu Kecheng, Security Type : Guarantee
(4) No. Yuzhibaozheng(2008)182 Personal Guarantee Acknowledgment of Industrial Bank, Sponsor : Zhou Fangqin, Security Type : Guarantee

8.	The security agreements to this agreement are in force. The agreement shall be invalid once the applicant or the sponsor pays in full the bill and related charge.

9.	The agreement is made in duplicate, with each party holding one origin. Additional copies could be made if necessary

10.	Supplement: No

Applicant: Changxing Chisen Electric Co., Ltd.
Authorized representative: /s/ Xu Kecheng
Date: August 25th, 2008

Acceptance bank: Industrial Bank Co. Ltd. Hangzhou Branch
Authorized representative: /s/ Jin Jianhong
Date: August 25th, 2008